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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 12, 1998, on our audits of the consolidated financial statements of SunGard Data Systems Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report of SunGard Data Systems Inc. is included in the Annual Report on Form 10-K.


s/Coopers & Lybrand L.L.P.


COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 19, 1998